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                                                                Exhibit (a) (26)

                             THE GLENMEDE FUND, INC.

                              ARTICLES OF AMENDMENT

          THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    In accordance with the requirements of Section 2-605 of the
Maryland General Corporation Law, the Board of Directors of Glenmede Fund pursuant to resolutions adopted by unanimous consent of the Board of Directors on December 24, 2004, has amended the Articles of Amendment and Restatement of Glenmede Fund as follows:

               RESOLVED, that the Articles of Amendment and Restatement of the Glenmede Fund be, and hereby is, amended to rename the authorized issued and unissued shares of the Glenmede Fund classified as the "Small Capitalization Growth Portfolio" shares to shares of the "U.S. Emerging Growth Portfolio" of Glenmede Fund;

               FURTHER RESOLVED, that the foregoing name change will become effective upon the effective date of the Post-Effective Amendment to the Glenmede Fund's Registration Statement on Form N-1A including such change; and

               FURTHER RESOLVED, that the officers of the Glenmede Fund be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Glenmede Fund's counsel prior to filing said Articles of Amendment, in the name of the Glenmede Fund and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

          SECOND:   The foregoing amendment to the Articles of Amendment and
Restatement has been duly approved by at least a majority of the entire Board of Directors of Glenmede Fund. The amendment is limited to a change expressly permitted to be made without action of the stockholders under Section 2-605 of the Maryland General Corporation Law.

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          IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 7th day of February, 2005.


ATTEST:                                       THE GLENMEDE FUND, INC.


/s/ Michael P. Malloy                         /s/ Mary Ann B. Wirts
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Michael P. Malloy                             Mary Ann B. Wirts
Secretary                                     President


          THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles of Amendment to the Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles of Amendment to the Articles of Amendment and Restatement to be the corporate act of Glenmede Fund and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                              /s/ Mary Ann B. Wirts
                                              ---------------------
                                              Mary Ann B. Wirts
                                              President